UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2009

MainStreet BankShares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 30, Patrick Henry Mall, 730 East Church Street, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (276) 632-8054

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4c)

Item 1.01	Entry into a Definitive Material Agreement

On April 16, 2009 Franklin Community Bank, N.A. (“ Franklin Bank”), the wholly owned subsidiary of MainStreet BankShares, Inc. (“Company”), entered into an agreement with the Office of the Comptroller of the Currency. The agreement is intended to demonstrate the Bank’s commitment to review/enhance certain aspects of various policies. The agreement describes the Bank’s commitment to enhance practices related to credit administration and liquidity. The Bank expects to achieve full compliance and has already initiated steps to do so. The foregoing description of the agreement is qualified in its entirety by reference to the provisions of the agreement which is attached as Exhibit 10.1 and is incorporated by reference. MainStreet and Franklin Bank remain well-capitalized at March 31, 2009.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

See index to exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2009	/s/ Larry A. Heaton
Larry A. Heaton
President and CEO

Date: April 20, 2009	/s/ Brenda H. Smith
Brenda H. Smith
Executive Vice President/CFO/ Corporate Secretary